EX – 99. – (b)(1)

MERCANTILE FUNDS, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.1 Place of Meetings. All meetings of stockholders shall be held at the principal executive office of the Company or at such other place as shall be set by the Board of Directors or officer authorized to call the meeting and stated in the notice of the meeting.

Section 1.2 Annual Meetings. The Company shall not be required to hold an annual meeting of stockholders of the Company in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the “1940 Act”). In the event that the Company is required to hold a meeting of stockholders to elect directors under the 1940 Act, such meeting shall be designated the annual meeting of stockholders for that year and shall be held on a date and at the time set by the Board of Directors in accordance with the Maryland General Corporation Law (the “MGCL”). An annual meeting of stockholders called for any other reason shall be held on a date and at the time during the month of July set by the Board of Directors.

Section 1.3 Special Meetings. Special meetings of stockholders of the Company for any purpose or purposes, unless otherwise prescribed by statute or by the charter of the Company (the “Charter”), may be called at any time by the Board of Directors or by the President, and shall be called by the Secretary at the request in writing of stockholders entitled to cast at least twenty-five (25) percent of all of the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at it; provided, however, that unless requested by stockholders entitled to cast a majority of all of the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing the notice of the meeting and on payment of these costs to the Company shall notify each stockholder entitled to notice of the meeting.

Section 1.4 Notice of Meetings. Not less than ten (10) nor more than ninety (90) days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose or purposes for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by overnight delivery service, by transmitting the notice by electronic mail or any other electronic means or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Company, with postage thereon prepaid.

Any business of the Company may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

Section 1.5 Record Date. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of stockholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken. In such case, only stockholders of record at the time so fixed shall be entitled to vote, to receive notice, or to receive dividends or rights, notwithstanding any subsequent transfer on the books of the Company. The Board of Directors shall not close the books of the Company against transfers of shares during the whole or any part of such period.

Section 1.6 Quorum and Stockholder Action. Except as otherwise provided by statute or by the Charter, the presence in person or by proxy of stockholders of the Company entitled to cast at least a majority of all of the votes entitled to be cast at the meeting (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter that, under the Charter or applicable law, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of stockholders of the Company entitled to cast at least a majority of all of the votes of the separate class or classes, as the case may be, entitled to be cast on such matter shall constitute a quorum. If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting shall have the power to adjourn the meeting from time to time subject to the limitations of Section 1.9 of these Bylaws. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot.

Section 1.7 Proxies. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law.

Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Company before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 1.8 Organization. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, the Secretary, the Treasurer, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Company, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Company entitled to vote on such matter, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) concluding the meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.9 Adjournment. Any meeting of the stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided, that the meeting may not be adjourned to a date more than the number of days after the original record date for the meeting permitted by law, and if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 1.10 Inspectors. The Board of Directors, in advance of any meeting of stockholders, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the chairman presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, and determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. The inspector or inspectors shall submit a report in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Number; Nomination and Election. The number of directors shall be fixed from time to time by resolution adopted by a majority of the entire Board of Directors; provided, however, that the number of directors shall in no event be less than three (3) nor more than fifteen (15). The members of the Board of Directors, a number of whom shall not be interested persons (as such term is defined in the 1940 Act) (“Independent Directors”), as prescribed by the 1940 Act, shall be elected by the stockholders at their annual meeting and each director shall hold office until the annual meeting of stockholders next after such director’s election and until a successor is duly elected and qualifies. Independent Directors shall be selected and nominated only by other Independent Directors.

Section 2.2 Powers. The business and affairs of the Company shall be managed under the direction of the Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute, the Charter or these Bylaws required to be exercised or done by the stockholders.

Section 2.3 Regular Meetings. Regular meetings of the Board of Directors may be held without notice on such dates as the Board may from time to time determine.

Section 2.4 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or by a majority of the directors either in writing or by vote at a meeting.

Section 2.5 Notice of Special Meetings. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Company by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Company by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 2.6 Executive Sessions of the Independent Directors. The Independent Directors shall meet at least once quarterly in a session at which management is not present, except at the invitation of the Board.

Section 2.7 Place of Meetings. The Board of Directors may hold its regular and special meetings, and the Independent Directors may hold their executive sessions, at such place or places within or without the State of Maryland as the Board or the Independent Directors may from time to time determine.

Section 2.8 Annual Self-Assessment. The Board of Directors shall evaluate at least once annually the performance of the Board of Directors and each of its committees, including review of the committee structure and the number of funds on whose boards each director serves.

Section 2.9 Quorum and Board Action. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at said meeting, a majority of those directors present may adjourn the meeting from time to time, but not for a period greater than thirty (30) days at any one time, without notice other than by announcement at the meeting until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled. If, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group if such action is to be taken.

The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 2.10 Action without Meeting. Except with respect to the approval of any investment advisory agreement, any action required or permitted to be taken at a meeting of the Board of Directors or a committee of the Board may be taken without a meeting if an unanimous consent to such action is given in writing or by electronic transmission by each member of the Board or committee and is filed with the minutes of proceedings of the Board or committee.

Section 2.11 Chairman. The Board of Directors may at any time appoint one of the Independent Directors as Chairman of the Board, who shall serve at the pleasure of the Board and perform and execute such duties and powers as may be conferred upon or assigned by the Board or these Bylaws, but who shall not by reason of performing and executing these duties and powers be deemed an officer or employee of the Company.

Section 2.12 Organization. At every meeting of the Board of Directors, the Chairman of the Board, if one has been selected and is present, and, if not, or in the absence of the Chairman of the Board, a chairman chosen by a majority of the directors present, shall preside; and the Secretary, or in the absence of the Secretary, an Assistant Secretary, or in the absence of the Secretary and all of the Assistant Secretaries, a person appointed by the chairman, shall act as secretary.

Section 2.13 Vacancies. Any vacancy on the Board of Directors may be filled in such manner as permitted by applicable law.

Section 2.14 Resignations. Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.15 Committees. The Board of Directors may appoint from among its members an executive and other committees of the Board composed of one (1) or more directors. To the extent permitted by law, the Board of Directors may delegate to any such committee or committees any of the powers of the Board of Directors in the management of the business, affairs and property of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee. Subject to the power of the Board of Directors, the members of a committee shall have the power to fill any vacancies on such committee.

Section 2.16 Meetings of Committees. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board shall otherwise provide. Each committee shall keep minutes of its proceedings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.

A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The directors present at a meeting of a committee which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum. The action of a majority of the committee members present at a meeting at which a quorum is present shall be the act of such committee. If enough directors have withdrawn from a meeting of a committee to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting of the committee shall be the action of the committee.

Section 2.17 Telephone Conference. Except with respect to the approval of any investment advisory agreement, members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

Section 2.18 Compensation of Directors. Any director, whether or not a salaried officer, employee, or agent of the Company, may be compensated for serving as a director or as a member of a committee, or as Chairman of the Board or chairman of a committee, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the directors may from time to time determine.

ARTICLE III

OFFICERS

Section 3.1 Number. The officers of the Company shall be a President, a Secretary, and a Treasurer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Chief Compliance Officer, and such other officers as the Board of Directors may from time to time determine. Any officer may hold more than one office in the Company, except that an officer may not serve concurrently as both the President and a Vice President.

Section 3.2 Election and Term of Office. The officers of the Company shall be elected by the Board of Directors and, subject to earlier termination of office, each officer shall hold office for one year and until a successor is elected and qualifies.

Section 3.3 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, to the President or to the Secretary of the Company. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.4 Removal. If the Board of Directors in its judgment finds that the best interests of the Company will be served, the Board may remove any officer of the Company at any time, with or without cause.

Section 3.5 President. The President shall be the chief executive officer of the Company and shall have general supervision over the business and operations of the Company, subject, however, to the control of the Board of Directors. The President, or such persons as the President shall designate, shall sign, execute, acknowledge, verify, deliver and accept, in the name of the Company, deeds, mortgages, bonds, contracts and other instruments authorized by the Board of Directors, except in the case where the signing, execution, acknowledgement, verification, delivery or acceptance thereof shall be delegated by the Board to some other officer or agent of the Company; and, in general, the President shall have general executive powers as well as other powers and duties as from time to time may be determined by the Board.

Section 3.6 The Vice Presidents. In the absence or disability of the President, or when so directed by the President, any Vice President designated by the Board of Directors may perform any or all of the duties of the President, and, when so acting, shall have all of the powers of, and be subject to all of the restrictions upon, the President; provided, however, that no Vice President shall act as a member of or as chairman of any committee of which the President is a member or chairman by designation or ex officio, except when designated by the Board. Each Vice President shall perform such other duties as from time to time may be determined by the Board or by the President.

Section 3.7 The Secretary. The Secretary shall record all of the votes of the stockholders and of the directors and the minutes of the meetings of the stockholders and of the Board of Directors in a book or books to be kept for that purpose; the Secretary shall see that notices of meetings of the stockholders and the Board of Directors are given and that all records and reports are properly kept and filed by the Company as required by law; and, in general, the Secretary shall perform all duties incident to the office of Secretary, and such other duties as from time to time may be determined by the Board or by the President.

Section 3.8 Assistant Secretaries. In the absence or disability of the Secretary, or when so directed by the Secretary, any Assistant Secretary may perform any or all of the duties of the Secretary, and, when so acting, shall have all of the powers of, and be subject to all restrictions upon, the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be determined by the Board of Directors, by the President or by the Secretary.

Section 3.9 The Treasurer. Subject to the provisions of any contract which may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Company and shall have or provide for the custody of its funds and securities; the Treasurer shall have full authority to receive and give receipts for all money due and payable to the Company, and to endorse checks, drafts and warrants, in the name of the Company and on its behalf, and to give full discharge for the same; the Treasurer shall deposit all funds of the Company, except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be determined by the Board or by the President.

Section 3.10 Assistant Treasurers. In the absence or disability of the Treasurer, or when so directed by the Treasurer, any Assistant Treasurer may perform any or all of the duties of the Treasurer and, when so acting, shall have all of the powers of, and be subject to all of the restrictions upon, the Treasurer. Each Assistant Treasurer shall perform all such other duties as from time to time may be determined by the Board of Directors, by the President or by the Treasurer.

Section 3.11 Chief Compliance Officer. The Chief Compliance Officer shall administer the Company’s regulatory compliance policies and procedures and provide oversight of compliance with such policies by the Company’s investment adviser, principal underwriter, administrator, custodian and transfer agent.

Section 3.12 Compensation of Officers. The compensation of all officers shall be fixed from time to time by the Board of Directors, including a majority of Independent Directors, or, except with respect to the Chief Compliance Officer, any committee or officer authorized by the Board so to do. No officer shall be precluded from receiving such compensation by reason of the fact that such officer is also a director of the Company.

ARTICLE IV

STOCK

Section 4.1 Certificates. The Board of Directors may authorize the issuance of stock either in certificated or in uncertificated form. In the event that the Company issues shares of stock represented by certificates, such certificates shall be signed by the officers of the Company in the manner permitted by the MGCL and contain the statements and information required by the MGCL. In the event that the Company issues shares of stock without certificates, the Company shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

Section 4.2 Transfer of Shares. Transfers of shares shall be made on the books of the Company at the direction of the person named on the Company’s books or named in the certificate or certificates for such shares (if issued), or by such person’s attorney lawfully constituted in writing, upon surrender of such certificate or certificates (if issued) properly endorsed, to the Company’s Transfer Agent, with such evidence of the authenticity of such transfer, authorization and such other matters as the Company or its agents reasonably may require, and subject to such other reasonable terms and conditions as may be required by the Company or its agents; or, if the Board of Directors shall by resolution so provide, transfer of shares may be made in any other manner provided by law.

The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 4.3 Transfer Agents and Registrars. The Company may have one or more Transfer Agents and one or more Registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a Transfer Agent, if the Company shall have a Transfer Agent, or until registered by a Registrar, if the Company shall have a Registrar. The duties of Transfer Agent and Registrar may be combined.

Section 4.4 Mutilated, Lost, Stolen, or Destroyed Certificates. The Board of Directors, by standing resolution or by resolutions with respect to particular classes, may authorize the issuance of a new stock certificate in lieu of any stock certificate lost, stolen, destroyed, or mutilated, upon such terms and conditions as the Board may direct. The Board may in its discretion refuse to issue such a new certificate, unless ordered to do so by a court of competent jurisdiction.

Section 4.5 Stock Ledgers. The Company shall not be required to keep original or duplicate stock ledgers at its principal office in the City of Baltimore, Maryland, but stock ledgers shall be kept at the respective offices of the Transfer Agent of the Company’s stock.

ARTICLE V

SUNDRY PROVISIONS

Section 5.1 Waiver of Notice. Whenever any notice is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 5.2 Indemnification of Directors and Officers. (a) Indemnification. The Company shall indemnify its directors to the fullest extent permitted by applicable law. The Company shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with applicable law. The Company shall indemnify its directors and officers who, while serving as directors or officers, also serve at the request of the Company as a director, officer, partner, trustee, employee, agent, or fiduciary of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan to the same extent as its directors and, in the case of officers, to such further extent as is consistent with applicable law. This Section shall not protect any such person against any liability to the Company or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such person’s office or otherwise, as prescribed by applicable law.

(b) Advances. Any current or former director or officer of the Company claiming indemnification within the scope of this Section 5.2 shall be entitled to advances from the Company for payment of the reasonable expenses incurred by such director or officer in connection with the proceedings to which such director or officer is a party in the manner and to the fullest extent permissible under applicable law.

(c) Procedures. On the request of any current or former director or officer requesting indemnification or an advance under this Section 5.2, the Board of Directors shall determine, or cause to be determined, in a manner consistent with applicable law, whether the standards required by this Section 5.2 have been met.

(d) Other Rights. The indemnification provided by this Section 5.2 shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director or officer of the Company in an official capacity and as to action by such person in another capacity while holding such office or position at the request of the Company, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.3 Amendments. The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

Amended and Restated August 12, 2005